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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 9, 2009 relating to the consolidated financial statements and financial statement schedule of VIVUS, Inc. and the effectiveness of internal control over financial reporting of VIVUS, Inc., included in its Annual Report on Form 10-K for the year ended December 31, 2008. We also consent to the reference to us under the heading "Experts" in this Registration Statement.

ODENBERG, ULLAKKO, MURANISHI & CO. LLP
San Francisco, California
September 16, 2009

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM